Exhibit 99.6
CONSENT OF ARTHUR D. LITTLE INC.
     We hereby consent to (i) the description of and references to our report dated October 8, 2009 to the Board of Directors of ICO, Inc. (the “Company”) in the Proxy Statement/Prospectus relating to the proposed merger of the Company and A. Schulman, Inc., and (ii) the references made to our firm and to such report in this Proxy Statement/Prospectus under the captions “THE MERGER—Background of the Merger”, “THE MERGER—ICO’s Reasons for the Merger” and “THE MERGER—Presentation by ICO’s Industry Consultant.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

ARTHUR D. LITTLE INC. /S/ ARTHUR D. LITTLE INC.

March 11, 2010